UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		August 21, 2017

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NACCO Industries, Inc. ("NACCO" or the "Company") announced today that upon its completion of the proposed spin-off of Hamilton Beach Brands Holding Company, Alfred M. Rankin, Jr., will retire as President and Chief Executive Officer of NACCO while continuing to serve as Non-Executive Chairman of the Board of Directors of NACCO.

J.C. Butler, Jr., currently Senior Vice President, Finance, Treasurer and Chief Administrative Officer of NACCO and President and Chief Executive Officer, The North American Coal Corporation, will replace Mr. Rankin as the President and Chief Executive Officer of NACCO. Mr. Butler will continue to serve in his capacity as President and Chief Executive Officer, The North American Coal Corporation. Mr. Butler will also join the NACCO Board of Directors upon completion of the proposed spin-off.

The Company expects to enter into a new compensation arrangement with Mr. Butler, which has not been finalized as of the date of this Current Report on Form 8-K, in connection with his promotion to President and Chief Executive Officer of NACCO. The Company intends to file an amendment to this Current Report on Form 8-K within four business days after such information becomes available.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference thereto.

Item 7.01 Regulation FD Disclosure.

On August 21, 2017, NACCO announced that its wholly-owned subsidiary, Hamilton Beach Brands Holding Company, has filed a registration statement with the U.S. Securities and Exchange Commission relating to a proposed spin-off by NACCO of its two housewares-related businesses to NACCO stockholders. Hamilton Beach Brands Holding Company, as an independent public company, will own and operate the Hamilton Beach Brands, Inc. and The Kitchen Collection, LLC subsidiaries of NACCO. NACCO will not receive any proceeds from the spin-off. Subject to the effectiveness of the registration statement, it is expected that the spin-off will be completed during the third quarter of 2017 and be tax-free to both NACCO and its stockholders.

A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference thereto.

In addition, as a result of the proposed spin-off of Hamilton Beach Brands Holding Company, the Company expects to incur between $1.0 and $1.5 million of additional income tax expense in the third quarter of 2017 based on the expected tax rates at which deferred taxes will be realized subsequent to the spin.

The information in this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing, nor shall it be deemed an admission as to the materiality of such information.

Item 8.01 Other Events.

On August 21, 2017, NACCO issued a press release announcing that the Board of Directors declared a regular cash dividend of 27.25 cents per share. The dividend is payable on both the Class A and Class B Common Stock, and will be paid September 15, 2017 to stockholders of record at the close of business on September 1, 2017.

A copy of the Company’s press release announcing the quarterly dividend is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	NACCO Industries, Inc. CEO Transition press release, dated August 21, 2017.
99.2	NACCO Industries, Inc. press release dated, August 21, 2017, furnished herewith.
99.3	NACCO Industries, Inc. dividend press release, dated August 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 21, 2017		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Elizabeth I. Loveman
Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	NACCO Industries, Inc. CEO Transition release, dated August 21, 2017.
99.2	NACCO Industries, Inc. press release dated, August 21, 2017, furnished herewith.
99.3	NACCO Industries, Inc. dividend press release, dated August 21, 2017.